UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2015 (July 8, 2015)
HEALTHCARE TRUST OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On July 8, 2015, Healthcare Trust of America, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) for the purpose of acting on the following two proposals properly brought before the meeting:
(1) the election of the following individuals to the Company’s board of directors: Scott D. Peters, W. Bradley Blair, II, Maurice J. DeWald, Warren D. Fix, Peter N. Foss, Larry L. Mathis, Steve W. Patterson and Gary T. Wescombe; and
(2) the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
Election of Directors
At the Annual Meeting, our stockholders elected all the director nominees identified above to serve until the Annual Meeting in 2016 and until their successors are duly elected and qualified. Set forth below are the final voting tallies from the Annual Meeting relating to such election of director nominees:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For*
Scott D. Peters	87,669,568	1,693,317	828,109	25,746,011	98%
W. Bradley Blair, II	89,441,482	611,414	138,098	25,746,011	99%
Maurice J. DeWald	89,599,375	452,241	139,378	25,746,011	99%
Warren D. Fix	88,561,235	1,493,824	135,935	25,746,011	98%
Peter N. Foss	89,607,228	450,708	133,058	25,746,011	99%
Larry L. Mathis	89,446,444	608,118	136,432	25,746,011	99%
Steve W. Patterson	89,444,557	602,578	143,859	25,746,011	99%
Gary T. Wescombe	89,594,985	455,567	140,442	25,746,011	99%
* Note that % of “Votes For” excludes abstentions and broker non-votes, consistent with the Company’s charter.
Ratification of Auditors
At the Annual Meeting, our stockholders ratified the appointment of Deloitte & Touch LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Set forth below are the final voting tallies from the Annual Meeting relating to such auditor ratification:

Votes For	Votes Against	Abstentions	Broker Non-Votes	% of Votes For*
115,117,727	600,385	218,893	—	99%
* Note that % of “Votes For” excludes abstentions and broker non-votes, consistent with the Company’s charter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: July 8, 2015	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman